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                                                                     Exhibit 3.1

                              CERTIFICATE OF MERGER

                                     MERGING

                                HOCKEY MERGER CO.
                            (A DELAWARE CORPORATION)

                                      INTO

                               THE HOCKEY COMPANY
                            (A DELAWARE CORPORATION)


     THE UNDERSIGNED corporation, organized and existing under and by virtue of the Delaware General Corporation Law, does hereby certify that:

     FIRST: The name and state of domicile of each of the constituent entities in the merger are as follows:

     NAME                                    STATE OF DOMICILE
     ----                                    -----------------
     Hockey Merger Co.                       Delaware
     The Hockey Company                      Delaware

     SECOND: An Agreement and Plan of Merger between the parties to the merger has been adopted, approved, certified, executed, and acknowledged by each of the constituent entities in accordance with Section 251 of the Delaware General Corporation Law.

     THIRD: The name of the surviving corporation is "The Hockey Company."

     FOURTH: The merger shall be effective at 8 a.m. (New York time) on June 11, 2003.

     FIFTH: Upon effectiveness of the merger, the certificate of incorporation of The Hockey Company, as the surviving corporation, shall be amended and restated and shall be in the form as provided in EXHIBIT A hereto.

     SIXTH: The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 3500 Boulevard de Maisonneuve West, Suite 800, Montreal, Quebec, Canada H3Z 3C1; and

     SEVENTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of the constituent corporations.

     EIGHTH: The merger contemplated hereby is intended to be part of a reorganization under Section 368(a)(1)(E) of the Internal Revenue Code.

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     IN WITNESS WHEREOF, The Hockey Company has caused this Certificate of
Merger to be duly executed in its name this 10th day of June, 2003.


                            THE HOCKEY COMPANY


                            By:   /s/ Robert A. Desrosiers
                               ---------------------------------------
                               Name:  Robert A. Desrosiers
                               Title: Chief Financial Officer and
                                      Vice President, Finance and Administration



                     SIGNATURE PAGE TO CERTIFICATE OF MERGER

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                       EXHIBIT A TO CERTIFICATE OF MERGER


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               THE HOCKEY COMPANY



     FIRST: The name of the corporation is The Hockey Company.


     SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


     FOURTH: The total number of shares of stock which the Corporation is authorized to issue is 21,000,000 shares, consisting of 20,000,000 shares of common stock, par value $.01 per share, of which 12,000,000 shares are voting common stock of the Corporation and 8,000,000 shares are non-voting exchangeable common stock of the Corporation with voting powers, preferences, rights, qualifications, limitations, and restrictions as set forth on EXHIBIT A hereto, and 1,000,000 shares of Preferred Stock, par value $.01 per share, with such voting powers, designations, preferences, rights, qualifications, limitations, or restrictions as the Board of Directors shall specify. In accordance with this Section Fourth, the Board of Directors has designated such shares of Preferred Stock with the voting powers, preferences, rights, qualifications, limitations, and restrictions as set forth on EXHIBIT B hereto.


     FIFTH: Elections of directors need not be by ballot unless the By-Laws of the Corporation shall so provide.


     SIXTH: The Board of Directors of the Corporation may make By-Laws and from time to time may alter, amend or repeal By-Laws.

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     SEVENTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


     EIGHTH: The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

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         EXHIBIT A TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

     In accordance with Article Fourth of the Corporation's Amended and Restated Certificate of Incorporation and Section 151(a) of the Delaware General Corporation Law (the "DGCL"), the Non-Voting Exchangeable Common Stock of The Hockey Company, par value $.01 per share (the "EXCHANGEABLE SHARES"), shall have the following rights, privileges, restrictions and conditions:


                                    ARTICLE 1

                                 INTERPRETATION

     1.1  For the purposes of these share provisions:

     "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession by another Person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned Person, whether through the ownership of voting securities, by contract or otherwise.

     "BOARD OF DIRECTORS" means the board of directors of the Corporation.

     "BUSINESS DAY" means any day that is not a Saturday, Sunday or legal holiday on which banks are not required or authorized to close in both the City of Montreal, Canada and the City of New York, U.S.A.

     "CALL DATE" means the date, if any, established by the Board of Directors, at its option, for the purchase by Holdings of all but not less than all of the outstanding Exchangeable Shares pursuant to Article 7 hereof in exchange for Holdings Common Shares, which date shall be no earlier than the fifth anniversary date of the closing of the IPO unless there are fewer than 1,408,105 Exchangeable Shares (representing 20% of the outstanding Exchangeable Shares as of the closing of the IPO) outstanding (other than Exchangeable Shares held by Holdings and its Affiliates, and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or share dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exercisable or exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such purchase date to such date prior to the fifth anniversary date of the closing of the IPO as they may determine, upon at least 60 days' prior written notice to the registered holders of the Exchangeable Shares and the Trustee; provided, however, that the failure to give any notice of purchase to less than 10% of such holders of Exchangeable Shares shall not affect the validity of any such purchase.

     "CALL PURCHASE PRICE" has the meaning ascribed to that term in Section 7.1 hereof.

     "CALL RIGHT" has the meaning ascribed to that term in Section 7.1 hereof.

     "CALL RIGHT DIVIDEND AMOUNT" has the meaning ascribed to that term in
     Section 7.1 hereof.

     "COMMON STOCK" means the voting common stock, par value $.01 per share, of the Corporation.

     "CORPORATION" means The Hockey Company, a corporation existing under the laws of the State of Delaware.

     "DIVIDEND AMOUNT" has the meaning ascribed to that term in Section 6.1 hereof.

     "ENTITY" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

     "EXCHANGEABLE SHARES" means non-voting exchangeable common stock, par value $.01 per share, of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

     "EXCHANGEABLE SHARE SUPPORT AGREEMENT" means the Exchangeable Share Support Agreement between Holdings and the Corporation to be entered into in connection with the Merger.

     "GOVERNMENTAL BODY" means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, provincial, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, centre, organization, unit, body or Entity and any court or other tribunal).

     "HOLDER" means, when used with reference to any shares, options or warrants, the holders of such shares, options or warrants, respectively, shown from time to time in the register maintained by or on behalf of the applicable corporation in respect thereof.

     "HOLDINGS" means The Hockey Company Holdings Inc., a corporation organized under the Canada Business Corporations Act.

     "HOLDINGS COMMON SHARES" means the common shares of Holdings.

     "INSOLVENCY EVENT" means the institution by Holdings or the Corporation, as the case may be, of any proceeding to be adjudicated bankrupt or insolvent or to be wound up, or the consent of Holdings or the Corporation, as the case may be, to the institution of bankruptcy, insolvency or winding-up proceedings against Holdings or the Corporation, as the case may be, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without

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     limitation the COMPANIES CREDITORS' ARRANGEMENT ACT (Canada), the
     BANKRUPTCY AND INSOLVENCY ACT (Canada) and the BANKRUPTCY REFORM ACT OF 1978, as heretofore and hereinafter amended, as codified at 11 U.S.C.
     Section 101 et seq., and the failure by Holdings or the Corporation, as the case may be, to contest in good faith any such proceedings commenced in respect of Holdings or the Corporation, as the case may be, within 30 days of becoming aware thereof, or the consent by Holdings or the Corporation, as the case may be, to the filing of any such petition or to the appointment of a receiver, or the making by Holdings or the Corporation, as the case may be, of a general assignment for the benefit of creditors.

     "IPO" means the initial public offering of Holdings by way of a supplemented prep prospectus dated June 5, 2003.

     "LIQUIDATION AMOUNT" has the meaning ascribed to that term in Section 5.1 hereof.

     "LIQUIDATION DATE" has the meaning ascribed to that term in Section 5.1 hereof.

     "MERGER" means the merger of Hockey Merger Co., a wholly-owned subsidiary of Holdings, and the Corporation, where the effectiveness of the merger is contingent upon the closing of the IPO.

     "PERSON" means any individual, Entity or Governmental Body.

     "PUT DATE" has the meaning ascribed to that term in Section 6.1(b) hereof.

     "PUT PRICE" has the meaning ascribed to that term in Section 6.1 hereof.

     "PUT REQUEST" has the meaning ascribed to that term in Section 6.1 hereof.

     "PUT RIGHT" has the meaning ascribed to that term in Section 6.1 hereof.

     "PUT SHARES" has the meaning ascribed to that term in Section 6.1(a) hereof.

     "SPECIAL DIVIDEND SHARE" means the share of preferred stock, par value $.01 per share, of the Corporation issued to Holdings to provide for the gross-up to Holdings for any U.S. federal withholding tax on any dividend from the Corporation to Holdings, or any such withholding tax as increased or decreased from time to time, and for any Canadian or other income tax imposed on Holdings in respect of such dividend.

     "TOTAL LIQUIDATION AMOUNT" means the Liquidation Amount multiplied by the relevant number of Exchangeable Shares of a particular holder.

     "TOTAL PUT PRICE" means the Put Price multiplied by the relevant number of Put Shares of a particular holder.

     "TOTAL CALL PURCHASE PRICE" means the Call Purchase Price multiplied by the relevant number of Exchangeable Shares to which such Call Purchase Price applies in the circumstances.

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     "TRANSFER AGENT" means American Stock Transfer & Trust Company or such other Person as may from time to time be appointed by the Corporation as the registrar and transfer agent for the Exchangeable Shares.

     "TRUSTEE" means Computershare Trust Company of Canada or such other trust company or other Entity that Holdings may, in its reasonable discretion, choose to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement.

     "TSX" means the Toronto Stock Exchange or its successors.

     "VOTING AND EXCHANGE TRUST AGREEMENT" means the Voting and Exchange Trust Agreement among Holdings, the Corporation and the Trustee, to be entered into in connection with the Merger.


                                    ARTICLE 2

                         RANKING OF EXCHANGEABLE SHARES

     2.1 The Exchangeable Shares shall, with respect to dividend rights and rights on liquidation, winding-up or dissolution, whether voluntary or involuntary, whether now or hereinafter issued, rank (i) PARI PASSU with the Common Stock, except with respect to the rights on liquidation, winding-up or dissolution which shall be as described in Section 5.1 hereof, and the Special Dividend Share, (ii) junior to any series of preferred stock established by the Board of Directors (other than the Special Dividend Share), the terms of which shall specifically provide that such series shall rank senior to the Exchangeable Shares with respect to dividend rights and rights on liquidation, winding up or dissolution, and (iii) senior to any other equity securities of the Corporation.


                                    ARTICLE 3

                                    DIVIDENDS

     3.1 A holder of an Exchangeable Share shall be entitled to share the same rights to dividends as a holder of the Common Stock of the Corporation.

     3.2 If at any time the Corporation shall have failed to pay any dividends which have accrued on any outstanding shares of any equity securities which, with respect to dividend rights, rank senior to or PARI PASSU with the Exchangeable Shares at the times such dividends are payable, unless otherwise provided in the terms of such equity securities ranking senior to or PARI PASSU with the Exchangeable Shares, no dividend shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on the Exchangeable Shares unless prior to or concurrently with such declaration, payment or setting apart for payment, all accrued and unpaid dividends on all outstanding equity securities ranking senior to or PARI PASSU with the Exchangeable Shares shall have been declared, paid or set apart for payment, without interest; PROVIDED, HOWEVER, that in the event such failure to pay accrued dividends is with respect only to the outstanding Exchangeable Shares and any outstanding shares of any equity securities ranking PARI PASSU with the Exchangeable Shares, dividends may be declared, paid or set apart for payment, without interest, PRO RATA on the Exchangeable Shares and shares of equity securities ranking PARI PASSU with the Exchangeable Shares so that the amounts of any dividends declared, paid or set apart for payment (whether in cash or additional securities) on the Exchangeable Shares and equity securities ranking PARI PASSU with the Exchangeable Shares shall in all cases bear to each other the same ratio that, at the time of such declaration, payment or setting apart for payment, the amounts of all accrued but unpaid dividends on the Exchangeable Shares and equity securities ranking PARI PASSU with the Exchangeable Shares bear to each other. Any dividend not paid pursuant to Section 3.1 hereof or this Section 3.2 shall be fully cumulative and shall accrue (whether or not declared), without interest as set forth in Section 3.1 hereof.


                                    ARTICLE 4

                            RESTRICTIONS ON TRANSFER

     4.1 Except in connection with the exercise of the Put Right or Call Right (each as defined herein) or exercise by the Trustee of its automatic exchange right pursuant to the Voting and Exchange Trust Agreement, the Exchangeable Shares shall not be transferable, except (i) with respect to any holder that is a natural person, (A) to the spouse or any lineal ancestor or descendant (including by adoption and stepchildren) of such holder; (B) any trust of which such holder is the controlling trustee and which is established solely for the benefit of any of the individuals described in clause (A); or (C) the estate of such holder established by reason of such holder's death or any person named a beneficiary of such estate, or (ii) with respect to any holder that is not a natural person, (A) any Affiliate of such holder or (B) any successor of such holder in any merger, consolidation, amalgamation or sale of all or substantially all of the assets of such holder.


                                    ARTICLE 5

                           DISTRIBUTION ON LIQUIDATION

     5.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its stockholders for the purpose of winding-up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the "LIQUIDATION DATE") of such liquidation, dissolution or winding-up, PARI PASSU with any distribution of any part of the assets of the Corporation among the holders of the Common Stock and before any distribution to any shares ranking junior to the Exchangeable Shares, an amount determined in accordance with the following procedure:

          (1) the fair market value of assets stockholders of the Corporation shall be determined in good faith by the Board of Directors of the Corporation;

          (2) the portion of the amount determined under (1) above that is distributable upon liquidation to the holders of the Corporation's Exchangeable Shares, Special Dividend

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Share and Common Stock after distributions to holders of more senior classes of equity securities of the Corporation shall be determined;

          (3) the amount required to be distributed upon liquidation to the holder of the Special Dividend Share shall be determined;

          (4) the fair market value of the assets of Holdings shall be determined in good faith by the Board of Directors of the Corporation, which person shall in so doing subtract the value of Corporation stock owned by Holdings and eliminating any intercompany indebtedness between Holdings and the Corporation;

          (5) the amount determined in (2) above shall be modified by eliminating any intercompany indebtedness between Holdings and the Corporation and subtracting the amount determined under (3) above;

          (6) the amount that would be distributed to the holders of the Exchangeable Shares if it is assumed that all of such Exchangeable Shares had been exchanged for Holdings Common Shares and Holdings and the Corporation then liquidated shall be determined by taking the sum of (4) and (5) above, subtracting the amount distributable on classes of equity securities of Holdings that are senior to the Holdings Common Shares, and dividing the remainder PRO RATA between (i) the existing holders of Holdings Common Shares and (ii) the hypothetical group of holders of Holdings Common Shares consisting of existing holders of Exchangeable Shares who are assumed for this purpose to have converted their Exchangeable Shares into Holdings Common Shares;

          (7) the amount determined under (6) shall be distributed by the Corporation to the holders of the Exchangeable Shares, divided among each outstanding Exchangeable Share (the "LIQUIDATION AMOUNT"); and

          (8) the amount determined under (2), subtracting the determinations under (3) and (7), shall be distributed to the holders of the Corporation's Common Stock, divided among each outstanding share of Common Stock.

     5.2 On or promptly after the Liquidation Date, the Corporation shall pay or cause to be paid to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Shares. Payment of the Total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, on behalf of the Corporation of a check of the Corporation payable at any branch of the banking institution of the Corporation in respect of the Total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom).

     5.3 After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to Section 5.1 of these share provisions, such holders shall not be entitled to their voting rights contained in the Voting and Exchange Trust Agreement.

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                                    ARTICLE 6

                        PUT RIGHTS OF EXCHANGEABLE SHARES

     6.1 At any time, a holder of Exchangeable Shares shall be entitled, upon compliance with the provisions of this Article 6, to require Holdings to purchase any or all of the Exchangeable Shares registered in the name of such holder (the "PUT RIGHT") for one (1) Holdings Common Share listed on the TSX for each Exchangeable Share presented and surrendered by the holder, subject to adjustment upon a stock split, reverse stock split, reorganization, reclassification or similar event, together with, on the payment date therefor, the full amount of all declared and unpaid dividends (the "DIVIDEND AMOUNT") on any such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Put Date (the "PUT PRICE"), which Dividend Amount shall be paid by the Corporation. To exercise such Put Right, the holder shall present and surrender at the registered office of Holdings or at any office of the Transfer Agent as may be specified by Holdings by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have Holdings purchase, together with such other documents and instruments as are required to effect a transfer of Exchangeable Shares under the DGCL, the laws of Canada and the by-laws of each of the Corporation and Holdings and such additional documents and instruments as the Transfer Agent or Holdings may reasonably require, and together with a duly executed statement (the "PUT REQUEST") in the form of SCHEDULE A hereto or in such other form as may be acceptable to Holdings:

          (a) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "PUT SHARES") purchased by Holdings; and

          (b) stating the Business Day on which the holder desires to have Holdings purchase the Put Shares (the "PUT DATE"), which requested date shall be not less than ten Business Days nor more than 15 Business Days after the date on which the Put Request is received by Holdings and further provided that, in the event that no such Business Day is specified by the holder in the Put Request, the Put Date shall be deemed to be the tenth Business Day after the date on which the Put Request is received by Holdings; provided, however, that the Put Date may be later than the date requested by the holder or the default date of the tenth Business Day if (i) further action by Holdings is necessary in order for Holdings to comply with any U.S. securities laws regarding delivery of the Holdings Common Shares and (ii) Holdings notifies the holder of the need for such further action, whereby, in such case, the Put Date shall be the first Business Day after completion of the further action necessary for compliance with any such U.S. securities laws.

     6.2 Upon receipt by Holdings or the Transfer Agent in the manner specified in Section 6.1 hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have Holdings purchase, together with a Put Request and such other documents and instruments as are required to effect a transfer of Exchangeable Shares under the DGCL, the laws of Canada and the by-laws of each of the Corporation and Holdings and such additional documents and instruments as the Transfer Agent or Holdings may reasonably require, and provided that the Put Request is not revoked by the holder in the manner specified in Section

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

6.5 hereof, Holdings shall purchase the Put Shares effective at the close of business on the Put Date and shall cause to be delivered to such holder the Total Put Price with respect to such shares, provided that all declared and unpaid dividends for which the record date has occurred prior to the Put Date shall be paid by the Corporation on the payment date for such dividends. If only a part of the Exchangeable Shares represented by any certificate is purchased, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of Holdings.

     6.3 Holdings shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Put Request or by holding for pick-up by the holder at the registered office of Holdings or at any office of the Transfer Agent as may be specified by Holdings by notice to the holders of Exchangeable Shares, certificates representing the Holdings Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance and shall be listed on the TSX) registered in the name of the holder or in such other name as the holder may request, and, if applicable and on or before the payment date therefor, a check payable at any branch of the banking institution of the Corporation representing the aggregate Dividend Amount in payment of the Total Put Price, less any amounts withheld on account of tax required to be deducted and withheld therefrom, and such delivery of such certificates and checks on behalf of Holdings or the Corporation, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the Total Put Price to the extent that the same is represented by such share certificates and checks (plus any tax deducted and withheld therefrom and remitted to the proper tax authority).

     6.4 On and after the close of business on the Put Date, the holder of the Put Shares shall cease to be a holder of such Put Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the Total Put Price unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the Total Put Price shall not be made as provided in Section 6.3 hereof, in which case the rights of such holder shall remain unaffected until the Total Put Price has been paid in the manner provided herein. On and after the close of business on the Put Date, provided that presentation and surrender of certificates and payment of the Total Put Price has been made in accordance with the foregoing provisions, the holder of the Put Shares so purchased by Holdings shall thereafter be considered and deemed for all purposes to be a holder of the Holdings Common Shares delivered to it.

     6.5 A holder of Put Shares may, by notice in writing given by the holder to Holdings before the close of business on the Business Day immediately preceding the Put Date, withdraw its Put Request, in which event such Put Request shall be null and void.

     6.6 Each Exchangeable Share purchased by Holdings pursuant to this Put Right shall automatically be converted into one (1) share of Common Stock, subject to adjustment upon a stock split, reverse stock split, reorganization, reclassification or similar event, and shall be so reflected on the books of the Corporation.

     6.7 In the event of an Insolvency Event of the Corporation, the Trustee shall exercise its automatic exchange right pursuant to the Voting and Exchange Trust Agreement to require that each holder of Exchangeable Shares which has not yet exercised its Put Rights hereunder receive the appropriate number of Common Shares as though such holder has so exercised its Put Rights hereunder.


                                    ARTICLE 7

                             CALL RIGHT OF HOLDINGS

     7.1 Holdings will have the right (the "CALL RIGHT") to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is Holdings or an Affiliate of Holdings) on the Call Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Holdings of one (1) Holdings Common Share listed on the TSX for each Exchangeable Share presented and surrendered by the holder, subject to adjustment upon a stock split, reverse stock split, reorganization, reclassification or similar event, together with, to the extent not paid by the Corporation, an additional amount equivalent to the full amount of all declared and unpaid dividends (the "CALL RIGHT DIVIDEND AMOUNT") on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of purchase by Holdings pursuant to the Call Right (the "CALL PURCHASE PRICE"). In the event of the exercise of the Call Right, each holder (other than Holdings or Affiliates of Holdings) shall be obligated to sell all but not less than all of the Exchangeable Shares held by such holder to Holdings on the Call Date on payment by Holdings to the holder of the Call Purchase Price for each such share.

     7.2 To exercise the Call Right, Holdings must notify the Trustee, as agent for the holders of Exchangeable Shares, and the Corporation of Holdings' intention to exercise such right at least 45 days before the Business Day on which the purchase of such Exchangeable Shares shall occur (the "CALL DATE") and such notice shall specify whether Holdings will effect such purchase. The Trustee will notify the holders of Exchangeable Shares that the Call Right has been exercised by Holdings. If Holdings exercises the Call Right, then on the Call Date Holdings will purchase and the holders (other than Holdings or Affiliates of Holdings) will sell all but not less than all of the Exchangeable Shares held by such holders for a price per share equal to the Call Purchase Price.

     For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Call Right, Holdings will deposit with the Trustee, on or before the Call Date, certificates representing the aggregate number of Holdings Common Shares deliverable by Holdings and the Corporation will deposit with the Trustee a check or checks payable at any branch of the banking institution of the Corporation representing the aggregate Call Right Dividend Amount in payment of the Total Call Purchase Price, less any amounts withheld pursuant to Article 13 hereof. Provided that each of Holdings and the Corporation has complied with the immediately preceding sentence, on and after the Call Date, the rights of each holder of Exchangeable Shares will be limited to receiving the Total Call Purchase Price upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder will on and after the Call Date be considered and deemed for all purposes to be the holder of the Holdings Common Shares to which it is entitled, unless payment of the Total Call Purchase Price for the Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the provisions of this Section 7.2, in which case the rights of the holders shall remain unaffected until the Total Call Purchase Price has been paid in the manner herein provided. Upon surrender to the Trustee of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the DGCL, the laws of Canada and the by-laws of each of the Corporation and Holdings and such additional documents and instruments as the Trustee may reasonably require, the holder of such surrendered certificate or certificates will be entitled to receive in exchange therefor, and the Trustee on behalf of each of Holdings and the Corporation will deliver to such holder, certificates representing the Holdings Common Shares to which the holder is entitled and a check or checks of the Corporation payable at any branch of the banking institution of the Corporation in payment of the Call Right Dividend Amount and when received by the Trustee, all dividends and other distributions with respect to such Holdings Common Shares with a record date after the Call Date and before the date of the transfer of such Holdings Common Shares to such holder, less any amounts withheld pursuant to Article 13 hereof.

     7.3 Each Exchangeable Share purchased by Holdings pursuant to this Call Right shall automatically be converted into one (1) share of Common Stock, subject to adjustment upon a stock split, reverse stock split, reorganization, reclassification or similar event, and shall be so reflected on the books of the Corporation.

     7.4 In the event of an Insolvency Event of Holdings, the Trustee shall exercise its automatic exchange right pursuant to the Voting and Exchange Trust Agreement to require that each holder of Exchangeable Shares receive the appropriate number of Common Shares as though Holdings has so exercised its Call Right hereunder.


                                    ARTICLE 8

                                  VOTING RIGHTS

     8.1 Except as required by applicable law, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the stockholders of the Corporation or to vote at any such meeting.


                                    ARTICLE 9

                               RECIPROCAL CHANGES
                      IN RESPECT OF HOLDINGS COMMON SHARES

     9.1 Each holder of an Exchangeable Share acknowledges that the Exchangeable Share Support Agreement further provides, in part, that Holdings will not, without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with the DGCL:

          (a) subdivide, redivide or change the then outstanding Holdings Common Shares into a greater number of Holdings Common Shares;

          (b) reduce, combine, consolidate or change the then outstanding Holdings Common Shares into a lesser number of Holdings Common Shares; or

          (c) reclassify or otherwise change the Holdings Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Holdings Common Shares,

unless the same or an economically equivalent change shall simultaneously be made to, or in, the rights of the holders of the Exchangeable Shares. The Exchangeable Share Support Agreement further provides, in part, that the aforesaid provisions of the Exchangeable Share Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with the DGCL.


                                   ARTICLE 10

               ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

     10.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Holdings and the Corporation with all provisions of the Exchangeable Share Support Agreement applicable to Holdings and the Corporation, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favor of the Corporation under or pursuant to such agreement.

     10.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Exchangeable Share Support Agreement, without the approval of the holders of the Exchangeable Shares given in accordance with the DGCL, other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

          (a) adding to the covenants of the other parties to such agreement for the protection of the Corporation or the holders of the Exchangeable Shares thereunder;

          (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial in any material respect to the interests of the holders of the Exchangeable Shares; or

          (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial in any material respect to the interests of the holders of the Exchangeable Shares.

                                   ARTICLE 11

                LEGEND; CALL RIGHTS AND AUTOMATIC EXCHANGE RIGHTS

     11.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the restrictions on transfer contained herein, the Exchangeable Share Support Agreement, the Call Right, the Put Right and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting and automatic exchange rights thereunder).

     11.2 Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge the Call Right in favor of Holdings and the automatic exchange right in favor of the Trustee and to be bound thereby in favor of Holdings or the Trustee, as the case may be, as therein provided.


                                   ARTICLE 12

                                     NOTICES

     12.1 Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) with postage prepaid, addressed to the registered office of the Corporation and addressed to the attention of the President or to such other address as the Corporation shall have designated by notice similarly given.

     12.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the exercise of the Put Right of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case, addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

     12.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) with postage prepaid, addressed to the address of the holder as listed in the stock record books of the Corporation or to such address as the holder shall have designated by notice similarly given or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

     12.4 If the Corporation determines that mail service is, or is threatened to be, interrupted at the time when the Corporation is required or elects to give any notice to the holders of Exchangeable Shares hereunder, the Corporation shall, notwithstanding the provisions hereof, give such notice by means of publication in The New York Times or any other English language daily newspaper or newspapers of general circulation in the United States and Canada (if there are any holders of Exchangeable Shares resident in Canada) once in each of two successive weeks, and notice so published shall be deemed to have been given on the latest date on which the first publication has taken place.

     If, by reason of any actual or threatened interruption of mail service due to strike, lock-out or otherwise, any notice to be given to the Corporation would be unlikely to reach its destination in a timely manner, such notice shall be valid and effective only if delivered personally to the Corporation in accordance with Section 12.1 or 12.2 hereof, as the case may be.


                                   ARTICLE 13

                               WITHHOLDING RIGHTS

     13.1 The Corporation, Holdings and the Transfer Agent will be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Exchangeable Shares, such amounts as the Corporation, Holdings or the Transfer Agent, as applicable, is required to deduct and withhold with respect to such payment under the Internal Revenue Code of 1986, as amended, or any provision of state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts will be treated for all purposes hereof as having been paid to the holder of the Exchangeable Shares in respect of which such deduction and withholding was made. The Corporation, Holdings or the Transfer Agent, as applicable, shall remit any amount withheld to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Corporation, Holdings and the Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds or, if there is no non-cash portion, the holder shall pay the deficit in cash, to the Corporation, Holdings or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and the Corporation, Holdings or the Transfer Agent will notify the holder thereof and remit to the holder any unapplied balance of the net proceeds of such sale.

                                                                      SCHEDULE A
                                                                      ----------

                         NOTICE OF EXERCISE OF PUT RIGHT

To: The Hockey Company Holdings Inc., a corporation organized under the Canada Business Corporations Act ("HOLDINGS"), and The Hockey Company, a corporation incorporated under the laws of the State of Delaware (the "CORPORATION").

     This notice is given pursuant to Article 6 of the provisions (the "SHARE PROVISIONS") attaching to the Exchangeable Shares of the Corporation represented by the attached certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

     The undersigned hereby notifies Holdings and the Corporation that the undersigned desires to have Holdings purchase in accordance with Article 6 of the Share Provisions:

/ /  all share(s) represented by the attached share certificate; or

/ /  share(s) only.

     The undersigned hereby notifies Holdings and the Corporation that the Put Date shall be _____________ but acknowledges that the Put Date may be later than the date hereby requested or the default date of the tenth Business Day if (i) further action by Holdings is necessary in order for Holdings to comply with any U.S. securities laws regarding delivery of the Holdings Common Shares and (ii) Holdings notifies the holder of the need for such further action, whereby, in such case, the Put Date shall be the first Business Day after completion of the further action necessary for compliance with any such U.S. securities laws.

NOTE: The Put Date must be a Business Day and must not be less than ten Business Days nor more than 15 Business Days after the date upon which this notice is received by Holdings. If no such Business Day is specified above, the Put Date shall be deemed to be the tenth Business Day after the date on which this notice is received by Holding, subject to above.

     This notice of exercise of the Put Right may be revoked and withdrawn by the undersigned only by notice in writing given to Holdings at any time before the close of business on the Business Day immediately preceding the Put Date.

     The undersigned hereby represents and warrants to the Corporation and Holdings that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Corporation, as the case may be, free and clear of all liens, claims and encumbrances.




--------------------------------------------------------------------------------
  (Date)              (Signature of Stockholder)        (Guarantee of Signature)


/ / Please check box if the securities and any check(s) resulting from the exercise of the Put Right or purchase of the Put Shares are to be held for pick-up by the stockholder from the Transfer Agent, failing which the securities and any check(s) will be mailed to the last address of the stockholder as it appears on the register.

NOTE: This panel must be completed and the attached share certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Corporation or the Transfer Agent. The securities and any check(s) resulting from the exercise of the Put Right or purchase of the Put Shares will be issued and registered in, and made payable to, respectively, the name of the stockholder as it appears on the register of the Corporation and the securities and any check(s) resulting from such exercise of the Put Right or purchase will be delivered to such stockholder as indicated above, unless the form appearing immediately below is duly completed.


Date: __________________________________

Name of Person in Whose Name Securities or Check(s) Are to be Registered, Issued or Delivered (please print): ___________________________________________________


Street Address or P.O. Box: ____________________________________________________


Signature of Stockholder: ______________________________________________________


City, Province and Postal Code: ________________________________________________


Signature Guaranteed by: _______________________________________________________


NOTE: If this notice of exercise of the Put Right is for less than all of the shares represented by the attached certificate, a certificate representing the remaining share(s) of the Corporation represented by the attached share certificate will be issued and registered in the name of the stockholder as it appears on the register of the Corporation, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).

                  EXHIBIT B TO AMENDED AND RESTATED CERTIFICATE
                                OF INCORPORATION

                           CERTIFICATE OF DESIGNATION
                                       OF
                        SPECIAL DIVIDEND PREFERRED STOCK
                                       OF
                               THE HOCKEY COMPANY

                                ----------------

                        PURSUANT TO SECTION 151(G) OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                                ----------------

     The undersigned, Chief Financial Officer and Vice President, Finance and Administration, of The Hockey Company, a Delaware corporation (the "CORPORATION"), HEREBY CERTIFIES that the Board of Directors, in accordance with Article Fourth of the Corporation's Amended and Restated Certificate of Incorporation and Section 151(g) of the Delaware General Corporation Law (the "DGCL"), has authorized the creation of the series of preferred stock hereafter provided for and has established the dividend, redemption, conversion and voting rights thereof and has adopted the following resolution, creating the following new series of the Corporation's Preferred Stock:

     BE IT RESOLVED, that pursuant to authority expressly granted to the Board of Directors by the provisions of Article Fourth of the Amended and Restated Certificate of Incorporation of the Corporation and Section 151(g) of the DGCL, there is hereby created and authorized the issuance of a new series of the Corporation's preferred stock, par value $.01 per share, with the following powers, designations, dividend rights, voting powers, rights on liquidation, conversion rights, redemption and/or cancellation rights and other preferences and relative, participating, optional or other special rights and with the qualifications, limitations or restrictions on the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof set forth in the Amended and Restated Certificate of Incorporation that are applicable to each series of Preferred Stock) hereinafter set forth:

          1. DESIGNATION; NUMBER OF SHARES. The designation of the preferred stock, par value $.01 per share, of the Corporation created and authorized for issuance hereby shall be designated as "Special Dividend Preferred Stock" (the "PREFERRED STOCK"). The authorized number of shares of Preferred Stock shall be one (1) share which may from time to time be increased or deceased (but not below one (1) share).

          2. PRIORITY. The Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding-up or dissolution, whether voluntary or involuntary, whether now or hereafter issued, rank (i) on a parity with the Corporation's voting common stock, par value $.01 per share (the "VOTING COMMON STOCK"), the Corporation's non-voting exchangeable common stock (the "EXCHANGEABLE SHARES"), and any other equity securities of the Corporation, with respect to dividend rights and rights on liquidation, winding-up or dissolution (all of such series of common stock to which the Preferred Stock ranks on a parity are at all times collectively referred to as "PARITY SECURITIES"), and (ii) junior to any other series of preferred stock established by the Board of Directors, the terms of which shall specifically provide that such series shall rank senior to the Preferred Stock with respect to dividend rights and rights on liquidation, winding-up or dissolution (all of such series of preferred stock to which the Preferred Stock ranks junior are at times collectively referred to herein as the "SENIOR SECURITIES").

          3. DIVIDENDS.

               (a) At any time in which a dividend is declared on the Voting Common Stock of the Corporation, the Holder of the share(s) of Preferred Stock shall be entitled to receive a dividend at a rate equal to the following formula: Ds = Dc x R / (100 - R), where Ds is equal to the dividend to be paid on the Preferred Stock, Dc is equal to the aggregate dividend declared on all shares of the Voting Common Stock and R is equal to the effective combined rate of tax resulting from (1) any U.S. federal withholding tax imposed on the dividend declared on the Voting Common Stock and (2) any Canadian or other income tax imposed on the holder of the Preferred Stock in respect of such dividend (the "WITHHOLDING RATE") (such dividend amount, the "DIVIDEND RATE"). The dividends of Preferred Stock shall accrue and shall be payable in the same manner as the Voting Common Stock and Exchangeable Shares (each, a "DIVIDEND PAYMENT DATE").

               (b) Notwithstanding anything contained herein to the contrary, no dividends on share(s) of Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at such time as the terms and provisions of the Corporation's debt instruments and related agreements from time to time outstanding (the "DEBT INSTRUMENTS"), or any other agreement entered into by the Corporation, specifically prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would (or, with notice or lapse of time or both, would) constitute a breach thereof or a default thereunder.

               (c) If at any time the Corporation shall have failed to pay all dividends which have accrued on any outstanding shares of Senior Securities or any Parity Securities at the times such dividends are payable, unless otherwise provided in the terms of the Senior Securities or the Parity Securities, no dividend shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on the share(s) of Preferred Stock unless prior to or concurrently with such declaration, payment or setting apart for payment, all accrued and unpaid dividends on all outstanding shares of such Senior Securities and Parity Securities shall have been declared, paid or set apart for payment, without interest; PROVIDED, HOWEVER, that in the event such failure to pay accrued dividends is with respect only to the outstanding share(s) of Preferred Stock and any outstanding shares of any Parity Securities, dividends may be declared, paid or set apart for payment, without interest, PRO RATA on the share(s) of Preferred Stock and shares of Parity Securities so that the amounts of any dividends declared, paid or set apart for payment (whether in cash or additional securities) on the share(s) of Preferred Stock and shares of such other series of preferred stock shall in all cases bear to each other the same ratio that, at the time of such declaration, payment or setting apart for payment, the amounts of all accrued but unpaid dividends on the share(s) of the Preferred Stock and shares of Parity Securities bear to each other. Any dividend not paid pursuant to Section 3(a) hereof or this Section 3(c) shall be fully cumulative and shall accrue (whether or not declared), without interest as set forth in Section 3(a) hereof, even if such dividend is not paid pursuant to
Section 3(b).

          4. MANDATORY CANCELLATION.

               (a) UPON MATURITY DATE. To the extent permitted by law and subject to the provisions of the Debt Instruments, the Preferred Stock shall be automatically cancelled by the Corporation on the date on which there are no longer any Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) outstanding (a "MATURITY DATE").

          The cancellation shall be effective, upon giving notice as provided in
Section 4(b) hereof. Immediately prior to the effectiveness of any such cancellation with respect to the Preferred Stock, and as a condition precedent to the Corporation so canceling the share(s) of the Preferred Stock, the Corporation, by resolution of its Board of Directors shall, to the extent of any legally available funds, declare a dividend on the Preferred Stock payable on the Maturity Date in an amount equal to any accrued and unpaid dividends on the Preferred Stock as of such date.

               (b) In the event the Corporation shall cancel the share(s) of Preferred Stock pursuant to Section 4(a) hereof, a notice of such cancellation shall be given by first-class mail, postage prepaid, mailed prior to the Maturity Date, to the Holder, at such Holder's address as the same appears on the stock books of the Corporation. Notice having been mailed as aforesaid, on and after the Maturity Date, unless the Corporation shall be in default in providing money for the payment of any accrued and unpaid dividends up to and including the Maturity Date, (x) dividends on the share(s) of the Preferred Stock so called for cancellation shall cease to accrue, (y) said shares shall be deemed no longer outstanding and (z) all rights of the Holder as a holder of the Preferred Stock of the Corporation (except the right to reserve from the Corporation the monies payable upon cancellation, without interest thereon, upon surrender of the certificates evidencing such share(s)) shall cease.

          Upon surrender of the certificates for any such share so cancelled (properly endorsed or assigned for transfer, if the Board of Directors shall so require), such share shall be cancelled by the Corporation at the applicable cancellation price aforesaid.

               (c) VOTING RIGHTS. Except as required by law, the Holder of Preferred Stock shall have no voting rights.

          5. LIMITATION AND RIGHTS UPON INSOLVENCY. Notwithstanding any other provision of this Certificate of Designation, the Corporation shall not be required to pay any dividend on, or to pay any amount in respect of any cancellation of, the Preferred Stock at a time when immediately after making such payment the Corporation is or would be rendered insolvent (as defined by applicable law) provided that the obligation of the Corporation to make any such payment shall not be extinguished in the event the foregoing limitation applies.

          6. LIMITATIONS UNDER THE DEBT INSTRUMENTS. Notwithstanding any other provision of this Certificate of Designation, the Corporation shall not be required to pay any dividend on, or to pay any amount in respect of any cancellation of, the Preferred Stock if upon, or after, making such payment the Corporation would, or with the passage of time, or the giving of notice, or both, would be in default under the terms of the Debt Instruments, provided that the obligation of the Corporation to make any such payment shall not be extinguished in the event the foregoing limitation applies.

          7. SHARES TO BE RETIRED. Any share of Preferred Stock cancelled or otherwise acquired by the Corporation shall be retired and shall upon cancellation be restored to the status of an authorized but unissued share of preferred stock, subject to reissuance by the Board of Directors as Preferred Stock or shares of preferred stock of one or more other series.

          8. HOLDERS; TRANSFERABILITY. The Corporation may deem and treat The Hockey Company Holdings Inc., a company organized under the Canada Business Corporations Act, as the record holder of the share(s) of Preferred Stock and the true and lawful owner thereof for all purposes. The Preferred Stock is not transferable without the prior written consent of the Corporation.

          9. NOTICES. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon, the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designation) with postage prepaid, addressed: if to the Corporation at 3500 Boulevard de Maisonneuve West, Suite 800, Montreal, Quebec, Canada H3Z 3C1 (Attention: President and Chief Executive Officer) or to an agent of the Corporation designated as permitted by the Amended and Restated Certificate of Incorporation or, if to Holder, at the address as listed in the stock record books of the Corporation; or to such other address as the Corporation or Holder, as the case may be, shall have designated by notice similarly given. "BUSINESS DAY" shall mean any day that is not a Saturday, Sunday or legal holiday on which banks are not required or authorized to close in the State of New York.